Exhibit 99.1

	Contact:	Michael Gallant
508-293-6357
FOR IMMEDIATE RELEASE		gallant_michael@emc.com

EMC REPORTS RECORD THIRD-QUARTER FINANCIAL RESULTS

HOPKINTON, Mass. – Oct. 25, 2007 – EMC Corporation (NYSE:EMC), the world leader in information infrastructure solutions, today announced record third-quarter revenue and net income. EMC has now delivered seventeen consecutive quarters of double-digit revenue growth marked by strong, balanced execution across all its business lines and major geographies.

Total consolidated revenue for the third quarter of 2007 was $3.3 billion, an increase of 17% over the $2.8 billion reported for the third quarter of 2006. GAAP net income for the third quarter of 2007 was $492.9 million or $0.23 per diluted share, 77% higher than the GAAP earnings per diluted share of $0.13 reported for the year-ago period. GAAP net income for the third quarter of 2007 includes net gains of $115.2 million, primarily from the sale of six million shares of EMC’s interest in VMware to Cisco Systems. Excluding this item, net income was $377.8 million or $0.17 per diluted share, an increase of 31% year-over-year. During the quarter, EMC generated operating cash flow of $718 million, an increase of 57% compared with the same period a year ago and free cash flow of $475 million, an increase of 124% year-over-year.

“Solid global execution of our strategy resulted in record third-quarter financial results,” said Joe Tucci, EMC Chairman, President and Chief Executive Officer. “Customers around the world are benefiting from the breadth and quality of our information infrastructure product and services portfolio, which provides them with the most cost-effective way to store, protect, optimize, and leverage their vast and growing quantities of strategic information. We see broad opportunities in the global marketplace, and we will continue to drive profitable growth by furthering technology integration across our portfolio, investing in research and development, and expanding into the fastest-growing global markets.”

Tucci continued, “Among the many standouts during the quarter was VMware’s quarterly performance and the completion of the initial public offering of approximately 10% of VMware. VMware is not only one of the fastest-growing businesses in the history of the software industry, but it has also created an entire IT category based on one of the very few game-changing technologies out there today. The IPO has enabled EMC to expose and unlock more of VMware’s value for shareholders.”

EMC systems revenue increased 9% year-over-year and represented 43% of total third-quarter revenue. Software license and maintenance revenue increased 25% year-over-year and accounted for 41% of total third-quarter revenue. Professional services, systems maintenance and other services revenue grew by 25% year-over-year and represented 16% of total third-quarter revenue.

Revenue from North America increased 15% compared with the same period a year ago and represented 59% of total third-quarter revenue. Revenue from operations outside of North America grew 21% year-over-year, highlighted by double-digit year-over-year revenue growth in EMC’s Europe, Middle East and Africa (EMEA) and Asia-Pacific and Japan (APJ) regions.

“We demonstrated crisp business and financial execution around the world with operating income growing faster than revenue and free cash flow more than doubling compared to the same period a year ago,” said David Goulden, EMC Executive Vice President and Chief Financial Officer. “We remain focused on driving operating leverage across the business. To continue to return value back to shareholders, we are also increasing our previously announced stock buyback commitment from $1 billion to $2 billion. Based on our results year-to-date and our expectations for a solid fourth quarter, we are now very clearly on track to exceed the annual financial targets we set in January.”

Third-Quarter Highlights

EMC’s Information Storage business, which includes revenue from storage systems, storage software and related customer and professional services, reached $2.6 billion, an increase of 8% compared with the year-ago period. Third-quarter growth in this business was largely driven by strong customer demand for EMC’s industry-leading CLARiiON and Celerra networked storage systems and from EMC’s expansive information protection portfolio, including the EMC Disk Library for back-up to disk, EMC Avamar for data de-duplication and EMC Recoverpoint for CDP. EMC Smarts resource management and EMC Rainfinity global file virtualization software experienced double-digit, year-over-year revenue growth. In the third quarter, EMC also announced its expansion of the industry’s broadest set of storage technologies – spanning from entry-level to the high-end, helping customers of all sizes store information more cost-effectively, securely and intelligently.

EMC’s Content Management and Archiving business posted double-digit revenue growth, increasing third-quarter revenue 27% year-over-year to $189 million. New license revenue increased 34% on a year-over-year basis. During the quarter, EMC announced the Documentum 6 platform, a key component of EMC’s suite of enterprise content management products. With the release of Documentum 6, EMC continues to lead the industry into the next generation of enterprise content management, as it moves from a separate application platform to an integral part of an organization’s information infrastructure.

RSA information security revenues for the third quarter of 2007 grew 22% when compared with the results of the division’s constituent companies in the year-ago period, reaching $133 million in revenue. This growth was primarily driven by RSA’s core authentication business, as well as its consumer-facing applications and information and event management offerings. The division also continued to see success in its comprehensive security solutions for businesses seeking to comply with regulatory mandates and managing information risk holistically across the enterprise.

VMware Inc. (NYSE: VMW), which is the global leader in virtual infrastructure software for industry-standard systems and is majority-owned by EMC, had third-quarter revenues of $354 million, an increase of approximately 90% compared to the year-ago quarter. Visit http://ir.vmware.com for more information about the virtualization software leader’s third-quarter financial results.

About EMC

EMC Corporation (NYSE: EMC) is the world’s leading developer and provider of information infrastructure technology and solutions that enable organizations of all sizes to transform the way they compete and create value from their information. Information about EMC’s products and services can be found at www.EMC.com.

EMC, Documentum, CLARiiON, Celerra, Avamar, Smarts and Rainfinity are registered trademarks of EMC Corporation. VMware is a registered trademark of VMware, Inc. RSA is a registered trademark of RSA Security Inc. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) our ability to protect our proprietary technology; (iv) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (v) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vi) competitive factors, including but not limited to pricing pressures and new product introductions; (vii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (viii) component and product quality and availability; (ix) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (x) insufficient, excess or obsolete inventory; (xi) war or acts of terrorism; (xii) the ability to attract and retain highly qualified employees; (xiii) fluctuating currency exchange rates; and (xiv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC’s financial performance or liquidity prepared in accordance with GAAP. EMC’s non-GAAP financial measures may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures.

Where specified in the accompanying schedules for various periods entitled “Reconciliation of GAAP to Non-GAAP,” certain items noted on each such specific schedule (including, for certain time periods where noted, amounts relating to tax benefits, net gains on investments, including gain on sale of VMware stock, restructuring and IPR&D charges relating to EMC on a consolidated basis, and stock-based compensation expense and intangible amortization relating to only EMC Information Infrastructure) are excluded from the non-GAAP financial measures.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed items from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC’s management in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC’s financial results as determined in accordance with GAAP.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
Revenues:
Product sales	$2,332,884	$2,035,652	$6,667,665	$5,717,780
Services	966,870	779,654	2,731,766	2,222,736

	3,299,754	2,815,306	9,399,431	7,940,516

Cost and expenses:
Cost of product sales	1,056,714	992,272	3,131,434	2,794,910
Cost of services	421,396	339,295	1,175,600	970,532
Research and development	383,600	312,302	1,123,958	895,220
Selling, general and administrative	983,774	809,086	2,783,813	2,339,326
In-process research and development	800	23,000	800	35,410
Restructuring credits	(571)	(2,779)	(3,241)	(4,359)

Operating income	454,041	342,130	1,187,067	909,477

Net gain on investments, including gain on sale of VMware stock	137,330	—	137,330	—
Investment income	67,192	51,160	170,181	174,676
Interest expense	(17,937)	(5,807)	(54,366)	(8,438)
Other income (expense), net	(6,857)	(947)	951	2,248

Income before taxes, minority interest and cumulative effect of a change in accounting principle	633,769	386,536	1,441,163	1,077,963
Income tax provision	136,390	102,872	296,770	239,378

Income before minority interest and cumulative effect of a change in accounting principle	497,379	283,664	1,144,393	838,585
Minority interest, net of taxes(1)	(4,459)	—	(4,459)	—

Income before cumulative effect of a change in accounting principle	492,920	283,664	1,139,934	838,585
Cumulative effect of a change in accounting principle, net of taxes of $107	—	—	—	247

Net income	$492,920	$283,664	$1,139,934	$838,832

Net income per weighted average share, basic:

Income before cumulative effect of a change in accounting principle	$0.24	$0.13	$0.55	$0.37
Cumulative effect of a change in accounting principle	—	—	—	—

Net income	$0.24	$0.13	$0.55	$0.37

Net income per weighted average share, diluted:

Income before cumulative effect of a change in accounting principle	$0.23	$0.13	$0.53	$0.36
Cumulative effect of a change in accounting principle	—	—	—	—

Net income	$0.23	$0.13	$0.53	$0.36

Weighted average shares, basic	2,080,507	2,215,039	2,077,289	2,290,157
Weighted average shares, diluted	2,177,259	2,240,291	2,140,555	2,327,365

As a % of total revenue:
Gross margin	55.2%	52.7%	54.2%	52.6%
Selling, general and administrative	29.8%	28.7%	29.6%	29.5%
Research and development	11.6%	11.1%	12.0%	11.3%
Operating income	13.8%	12.2%	12.6%	11.5%
Net income	14.9%	10.1%	12.1%	10.6%

Note: Prior periods have been adjusted to reclassify a portion of the cumulative effect of adoption of FAS123R in Q1'06 from the income statement to stockholders' equity. This reclassification results in an increase to net income in Q1'06 and YTD 2006 of $3,619 and a corresponding decrease in additional paid-in capital.

(1)	Represents minority interest in the net income of VMware which equaled approximately 7% of VMware’s net income for the three months ended September 30, 2007.

Reconciliation of GAAP to Non-GAAP

For the Nine Months Ended September 30, 2007

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and IPR&D	Operating Income	Other Income, net	Income Before Taxes and Minority Interest	Income Tax Provision	Income Before Minority Interest	Minority Interest	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$9,399,431	$4,307,034	$1,123,958	$2,783,813	$(2,441)	$1,187,067	$254,096	$1,441,163	$296,770	$1,144,393	$(4,459)	$1,139,934	$0.549	$0.533
Tax benefits	—	—	—	—	—		—		19,912	(19,912)	—	(19,912)	$(0.010)	$(0.009)
Net gains on investments, including gain on sale of VMware stock	—	—	—	—	—	—	(137,330)	(137,330)	(22,180)	(115,150)	—	(115,150)	$(0.055)	$(0.054)

EMC Consolidated Non-GAAP	9,399,431	4,307,034	1,123,958	2,783,813	(2,441)	1,187,067	116,766	1,303,833	294,502	1,009,331	(4,459)	1,004,872	$0.484	$0.469
VMware standalone GAAP	913,336	151,492	194,379	408,598	—	158,867	(1,649)	157,218	17,236	139,982	—	139,982	$0.067	$0.065
Adjustments and minority interest elimination	(4,930)	(832)	10,310	3,598	—	(18,006)	—	(18,006)	(4,137)	(13,869)	(4,459)	(18,328)	$(0.009)	$(0.009)

VMware within EMC	908,406	150,660	204,689	412,196	—	140,861	(1,649)	139,212	13,099	126,113	(4,459)	121,654	$0.059	$0.057

EMC Information Infrastructure (1)	8,491,025	4,156,374	919,269	2,371,617	(2,441)	1,046,206	118,415	1,164,621	281,403	883,218	—	883,218	$0.425	$0.413
Stock based compensation expense	—	(38,136)	(49,527)	(124,169)	—	211,832	—	211,832	54,592	157,240	—	157,240	$0.076	$0.073
Intangible amortization	—	(72,765)	(6,486)	(49,295)	—	128,546	—	128,546	44,966	83,580	—	83,580	$0.040	$0.039

EMC Information Infrastructure Non-GAAP (2)	$8,491,025	$4,045,473	$863,256	$2,198,153	$(2,441)	$1,386,584	$118,415	$1,504,999	$380,962	$1,124,037	$—	$1,124,037	$0.541	$0.525

(1)	Represents EMC Consolidated Non-GAAP less VMware within EMC.
(2)	Represents EMC Information Infrastructure less stock based compensation expense and intangible amortization.

May not foot due to rounding.

Reconciliation of GAAP to Non-GAAP

For the Nine Months Ended September 30, 2006

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and IPR&D	Operating Income	Other Income, net	Income Before Taxes and Cumulative Effect of a Change in Accounting Principle	Income Tax Provision	Income Before Cumulative Effect of a Change in Accounting Principle	Cumulative Effect of a Change in Accounting Principle	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$7,940,516	$3,765,442	$895,220	$2,339,326	$31,051	$909,477	$168,486	$1,077,963	$239,378	$838,585	$247	$838,832	$0.366	$0.360
Restructuring and IPR&D	—	—	—	—	(35,024)	35,024	—	35,024	—	35,024	—	35,024	$0.015	$0.015
Tax benefits	—	—	—	—	—	—	—	—	33,266	(33,266)	—	(33,266)	$(0.015)	$(0.014)

EMC Consolidated Non-GAAP	7,940,516	3,765,442	895,220	2,339,326	(3,973)	944,501	168,486	1,112,987	272,644	840,343	247	840,590	$0.367	$0.361
VMware standalone GAAP (1)	474,323	86,132	98,123	202,238	—	87,830	674	88,504	30,068	58,436	175	58,611	$0.026	$0.025
Adjustments	2,682	1,926	(1,924)	(4,231)	—	6,911	(13)	6,898	1,580	5,318	—	5,318	$0.002	$0.002

VMware within EMC	477,005	88,058	96,199	198,007	—	94,741	661	95,402	31,648	63,754	175	63,929	$0.028	$0.027

EMC Information Infrastructure (2)	7,463,511	3,677,384	799,021	2,141,319	(3,973)	849,760	167,825	1,017,585	240,996	776,589	72	776,661	$0.339	$0.334
Stock based compensation expense	—	(47,646)	(62,224)	(154,622)	—	264,492	—	264,492	55,247	209,245	(72)	209,173	$0.091	$0.090
Intangible amortization	—	(50,268)	(10,623)	(29,398)	—	90,289	—	90,289	31,066	59,223	—	59,223	$0.026	$0.025

EMC Information Infrastructure Non-GAAP (3)	$7,463,511	$3,579,470	$726,174	$1,957,299	$(3,973)	$1,204,541	$167,825	$1,372,366	$327,310	$1,045,056	$—	$1,045,057	$0.456	$0.449

(1)	Represents EMC Information Infrastructure less stock based compensation expense and intangible amortization.
(2)	Represents EMC Consolidated Non-GAAP less VMware within EMC.
(3)	Represents EMC Information Infrastructure less stock based compensation expense and intangible amortization.

May not foot due to rounding.

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended September 30, 2007

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and IPR&D	Operating Income	Other Income, net	Income Before Taxes and Minority Interest	Income Tax Provision	Income Before Minority Interest	Minority Interest	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$3,299,754	$1,478,110	$383,600	$983,774	$229	$454,041	$179,728	$633,769	$136,390	$497,379	$(4,459)	$492,920	$0.237	$0.226
Net gains on investments, including gain on sale of VMware stock	—	—	—	—	—	—	(137,330)	(137,330)	(22,180)	(115,150)	—	(115,150)	$(0.055)	$(0.053)

EMC Consolidated Non-GAAP	3,299,754	1,478,110	383,600	983,774	229	454,041	42,398	496,439	114,210	382,229	(4,459)	377,770	$0.182	$0.174
VMware standalone GAAP	357,816	58,651	67,840	165,575	—	65,750	538	66,288	1,610	64,678	—	64,678	$0.031	$0.030
Adjustments and minority interest elimination	(3,525)	—	—	—	—	(3,525)	—	(3,525)	(806)	(2,719)	(4,459)	(7,178)	$(0.003)	$(0.003)

VMware within EMC	354,291	58,651	67,840	165,575	—	62,225	538	62,763	804	61,959	(4,459)	57,500	$0.028	$0.026

EMC Information Infrastructure (1)	2,945,463	1,419,459	315,760	818,199	229	391,816	41,860	433,676	113,406	320,270	—	320,270	$0.154	$0.147
Stock based compensation expense	—	(12,652)	(15,996)	(40,248)	—	68,896	—	68,896	17,738	51,158	—	51,158	$0.025	$0.023
Intangible amortization	—	(25,003)	(2,206)	(17,071)	—	44,280	—	44,280	15,470	28,810	—	28,810	$0.014	$0.013

EMC Information Infrastructure Non-GAAP (2)	$2,945,463	$1,381,804	$297,558	$760,880	$229	$504,992	$41,860	$546,852	$146,614	$400,238	$—	$400,238	$0.192	$0.184

(1)	Represents EMC Consolidated Non-GAAP less VMware within EMC.
(2)	Represents EMC Information Infrastructure less stock based compensation expense and intangible amortization.

May not foot due to rounding.

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended June 30, 2007

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Operating Income	Other Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$3,124,672	$1,423,859	$384,966	$924,349	$391,498	$35,682	$427,180	$92,773	$334,407	$0.161	$0.158
VMware standalone GAAP	296,825	48,817	71,581	129,692	46,735	(5,223)	41,512	7,288	34,224	$0.017	$0.016
Adjustments	1,272	665	(634)	2,496	(1,255)	(290)	(1,545)	(360)	(1,185)	$(0.001)	$(0.001)

VMware within EMC	298,097	49,482	70,947	132,188	45,480	(5,513)	39,967	6,928	33,039	$0.016	$0.016

EMC Information Infrastructure (1)	2,826,575	1,374,377	314,019	792,161	346,018	41,195	387,213	85,845	301,368	$0.146	$0.142
Stock based compensation expense	—	(12,456)	(16,481)	(42,296)	71,233	—	71,233	17,054	54,179	$0.026	$0.026
Intangible amortization	—	(23,970)	(2,167)	(16,171)	42,308	—	42,308	14,781	27,527	$0.013	$0.013

EMC Information Infrastructure Non-GAAP (2)	$2,826,575	$1,337,951	$295,371	$733,694	$459,559	$41,195	$500,754	$117,680	$383,074	$0.185	$0.181

(1)	Represents EMC Consolidated GAAP less VMware within EMC.
(2)	Represents EMC Information Infrastructure less stock based compensation expense and intangible amortization.

May not foot due to rounding.

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended March 31, 2007

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and IPR&D	Operating Income	Other Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$2,975,005	$1,405,065	$355,392	$875,690	$(2,670)	$341,528	$38,686	$380,214	$67,607	$312,607	$0.150	$0.147
Tax benefits	—	—	—	—	—	—	—	—	19,912	(19,912)	$(0.010)	$(0.009)

EMC Consolidated Non-GAAP	2,975,005	1,405,065	355,392	875,690	(2,670)	341,528	38,686	380,214	87,519	292,695	$0.141	$0.138
VMware standalone GAAP	258,695	44,024	54,958	113,331	—	46,382	3,036	49,418	8,338	41,080	$0.020	$0.019
Adjustments	(2,677)	(1,497)	10,944	1,102	—	(13,226)	290	(12,936)	(2,971)	(9,965)	$(0.005)	$(0.005)

VMware within EMC	256,018	42,527	65,902	114,433	—	33,156	3,326	36,482	5,367	31,115	$0.015	$0.015

EMC Information Infrastructure (1)	2,718,987	1,362,538	289,490	761,257	(2,670)	308,372	35,360	343,732	82,152	261,580	$0.126	$0.123
Stock based compensation expense	—	(13,028)	(17,050)	(41,625)	—	71,703	—	71,703	19,801	51,902	$0.025	$0.024
Intangible amortization	—	(23,792)	(2,113)	(16,053)	—	41,958	—	41,958	14,715	27,243	$0.013	$0.013

EMC Information Infrastructure Non-GAAP (2)	$2,718,987	$1,325,718	$270,327	$703,579	$(2,670)	$422,033	$35,360	$457,393	$116,667	$340,726	$0.164	$0.161

(1)	Represents EMC Consolidated Non-GAAP less VMware within EMC.
(2)	Represents EMC Information Infrastructure less stock based compensation expense and intangible amortization.

May not foot due to rounding.

Reconciliation of GAAP to Non-GAAP

For the Year Ended December 31, 2006

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and IPR&D	Operating Income	Other Income, net	Income Before Taxes and Cumulative Effect of a Change in Accounting Principle	Income Tax Provision	Income Before Cumulative Effect of a Change in Accounting Principle	Cumulative Effect of a Change in Accounting Principle	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$11,155,090	$5,241,891	$1,254,193	$3,253,274	$197,974	$1,207,758	$182,260	$1,390,018	$162,664	$1,227,354	$247	$1,227,601	$0.546	$0.537
Restructuring and IPR&D	—	—	—	—	(201,947)	201,947	—	201,947	37,833	164,114	—	164,114	$0.072	$0.072
Tax benefits	—	—	—	—	—	—	—	—	144,856	(144,856)	—	(144,856)	$(0.064)	$(0.063)

EMC Consolidated Non-GAAP	11,155,090	5,241,891	1,254,193	3,253,274	(3,973)	1,409,705	182,260	1,591,965	345,353	1,246,612	247	1,246,859	$0.555	$0.545
VMware standalone GAAP	703,904	123,382	148,254	307,929	—	124,339	1,908	126,247	36,832	89,415	175	89,590	$0.040	$0.039
Adjustments	5,132	4,069	(4,722)	(3,529)	—	9,314	—	9,314	2,141	7,173	—	7,173	$0.003	$0.003

VMware within EMC	709,036	127,451	143,532	304,400	—	133,653	1,908	135,561	38,973	96,588	175	96,763	$0.043	$0.042

EMC Information Infrastructure (1)	10,446,054	5,114,440	1,110,661	2,948,874	(3,973)	1,276,052	180,352	1,456,404	306,380	1,150,024	72	1,150,096	$0.512	$0.503
Stock based compensation expense	—	(63,805)	(81,139)	(202,518)	—	347,462	—	347,462	77,134	270,328	(72)	270,256	$0.120	$0.118
Intangible amortization	—	(72,491)	(12,600)	(42,411)	—	127,502	—	127,502	44,269	83,233	—	83,233	$0.037	$0.036

EMC Information Infrastructure Non-GAAP (2)	$10,446,054	$4,978,144	$1,016,922	$2,703,945	$(3,973)	$1,751,016	$180,352	$1,931,368	$427,783	$1,503,585	$—	$1,503,586	$0.669	$0.658

(1)	Represents EMC Consolidated Non-GAAP less VMware within EMC.
(2)	Represents EMC Information Infrastructure less stock based compensation expense and intangible amortization.

May not foot due to rounding.

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended December 31, 2006

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and IPR&D	Operating Income	Other Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$3,214,574	$1,476,449	$358,973	$913,948	$166,923	$298,281	$13,774	$312,055	$(76,714)	$388,769	$0.183	$0.180
Restructuring charges	—	—	—	—	(166,923)	166,923	—	166,923	37,833	129,090	$0.061	$0.060
Tax benefits	—	—	—	—	—	—	—	—	111,590	(111,590)	$(0.053)	$(0.052)

EMC Consolidated Non-GAAP	3,214,574	1,476,449	358,973	913,948	—	465,204	13,774	478,978	72,709	406,269	$0.191	$0.188
VMware standalone GAAP	229,581	37,250	50,131	105,691	—	36,509	1,234	37,743	6,764	30,979	$0.015	$0.014
Adjustments	2,450	2,143	(2,798)	702	—	2,403	13	2,416	561	1,855	$0.001	$0.001

VMware within EMC	232,031	39,393	47,333	106,393	—	38,912	1,247	40,159	7,325	32,834	$0.015	$0.015

EMC Information Infrastructure (1)	2,982,543	1,437,056	311,640	807,555	—	426,292	12,527	438,819	65,384	373,435	$0.176	$0.173
Stock based compensation expense	—	(16,159)	(18,915)	(47,896)	—	82,970	—	82,970	21,887	61,083	$0.029	$0.028
Intangible amortization	—	(22,223)	(1,977)	(13,013)	—	37,213	—	37,213	13,202	24,011	$0.011	$0.011

EMC Information Infrastructure Non-GAAP (2)	$2,982,543	$1,398,674	$290,748	$746,646	$—	$546,475	$12,527	$559,002	$100,473	$458,529	$0.216	$0.212

(1)	Represents EMC Consolidated Non-GAAP less VMware within EMC.
(2)	Represents EMC Information Infrastructure less stock based compensation expense and intangible amortization.

May not foot due to rounding.

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended September 30, 2006

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and IPR&D	Operating Income	Other Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$2,815,306	$1,331,567	$312,302	$809,086	$20,221	$342,130	$44,406	$386,536	$102,872	$283,664	$0.128	$0.127
IPR&D	—	—	—	—	(23,000)	23,000	—	23,000	—	23,000	$0.010	$0.010

EMC Consolidated Non-GAAP	2,815,306	1,331,567	312,302	809,086	(2,779)	365,130	44,406	409,536	102,872	306,664	$0.138	$0.137
VMware standalone GAAP	188,806	37,512	43,169	80,093	—	28,032	964	28,996	9,765	19,231	$0.009	$0.009
Adjustments	(306)	1,311	3,711	(1,980)	—	(3,348)	(605)	(3,953)	(1,094)	(2,859)	$(0.001)	$(0.001)

VMware within EMC	188,500	38,823	46,880	78,113	—	24,684	359	25,043	8,671	16,372	$0.007	$0.007

EMC Information Infrastructure (1)	2,626,806	1,292,744	265,422	730,973	(2,779)	340,446	44,047	384,493	94,201	290,292	$0.131	$0.130
Stock based compensation expense	—	(12,902)	(19,216)	(48,861)	—	80,979	—	80,979	18,017	62,962	$0.028	$0.028
Intangible amortization	—	(17,590)	(3,933)	(10,314)	—	31,837	—	31,837	10,960	20,877	$0.009	$0.009

EMC Information Infrastructure Non-GAAP (2)	$2,626,806	$1,262,252	$242,273	$671,798	$(2,779)	$453,262	$44,047	$497,309	$123,178	$374,131	$0.169	$0.167

(1)	Represents EMC Consolidated Non-GAAP less VMware within EMC.
(2)	Represents EMC Information Infrastructure less stock based compensation expense and intangible amortization.

May not foot due to rounding.

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended June 30, 2006

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and IPR&D	Operating Income	Other Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$2,574,523	$1,216,531	$299,429	$782,016	$12,024	$264,523	$61,571	$326,094	$47,001	$279,093	$0.121	$0.119
Restructuring and IPR&D	—	—	—	—	(12,024)	12,024	—	12,024	—	12,024	$0.005	$0.005
Tax benefits	—	—	—	—	—	—	—	—	33,266	(33,266)	$(0.014)	$(0.014)

EMC Consolidated Non-GAAP	2,574,523	1,216,531	299,429	782,016	—	276,547	61,571	338,118	80,267	257,851	$0.112	$0.110
VMware standalone (1)	156,440	26,616	32,619	67,732	—	29,473	(282)	29,191	10,322	18,869	$0.008	$0.008
Adjustments	1,052	(186)	(1,121)	326	—	2,033	498	2,531	577	1,954	$0.001	$0.001

VMware within EMC	157,492	26,430	31,498	68,058	—	31,506	216	31,722	10,899	20,823	$0.009	$0.009

EMC Information Infrastructure (2)	2,417,031	1,190,101	267,931	713,958	—	245,041	61,355	306,396	69,368	237,028	$0.103	$0.101
Stock based compensation expense	—	(15,850)	(19,970)	(50,545)	—	86,365	—	86,365	16,622	69,743	$0.030	$0.030
Intangible amortization	—	(16,466)	(3,277)	(9,672)	—	29,415	—	29,415	10,154	19,261	$0.008	$0.008

EMC Information Infrastructure Non-GAAP (3)	$2,417,031	$1,157,785	$244,684	$653,741	$—	$360,821	$61,355	$422,176	$96,144	$326,032	$0.141	$0.139

(1)	Excludes IPR&D charge of $3,700.
(2)	Represents EMC Consolidated Non-GAAP less VMware within EMC.
(3)	Represents EMC Information Infrastructure less stock based compensation expense and intangible amortization.

May not foot due to rounding.

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended March 31, 2006

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and IPR&D	Operating Income	Other Income, net	Income Before Taxes and Cumulative Effect of a Change in Accounting Principle	Income Tax Provision	Income Before Cumulative Effect of a Change in Accounting Principle	Cumulative Effect of a Change in Accounting Principle	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$2,550,687	$1,217,344	$283,489	$748,224	$(1,194)	$302,824	$62,509	$365,333	$89,505	$275,828	$247	$276,075	$0.117	$0.115
VMware standalone GAAP	129,077	22,004	22,335	54,413	—	30,325	(8)	30,317	9,981	20,336	175	20,511	$0.009	$0.009
Adjustments	1,936	801	(4,514)	(2,577)	—	8,226	94	8,320	2,097	6,223	—	6,223	$0.003	$0.003

VMware within EMC	131,013	22,805	17,821	51,836	—	38,551	86	38,637	12,078	26,559	175	26,734	$0.011	$0.011

EMC Information Infrastructure (1)	2,419,674	1,194,539	265,668	696,388	(1,194)	264,273	62,423	326,696	77,427	249,269	72	249,341	$0.106	$0.104
Stock based compensation expense	—	(18,894)	(23,038)	(55,216)	—	97,148	—	97,148	20,608	76,540	(72)	76,468	$0.033	$0.032
Intangible amortization	—	(16,212)	(3,413)	(9,412)	—	29,037	—	29,037	9,953	19,084	—	19,084	$0.008	$0.008

EMC Information Infrastructure Non-GAAP (2)	$2,419,674	$1,159,433	$239,217	$631,760	$(1,194)	$390,458	$62,423	$452,881	$107,988	$344,893	$—	$344,893	$0.147	$0.144

(1)	Represents EMC Consolidated GAAP less VMware within EMC.
(2)	Represents EMC Information Infrastructure less stock based compensation expense and intangible amortization.

May not foot due to rounding.

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	September 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$4,546,010	$1,828,106
Short-term investments	1,281,930	1,521,925
Accounts and notes receivable, less allowance for doubtful accounts of $30,819 and $39,509	1,920,172	1,692,214
Inventories	886,729	834,800
Deferred income taxes	447,224	418,146
Other current assets	298,571	225,396

Total current assets	9,380,636	6,520,587
Long-term investments	1,699,368	2,246,290
Property, plant and equipment, net	2,106,207	2,035,559
Deferred income taxes	—	104,446
Intangible assets, net	942,510	1,003,549
Other assets, net	684,261	638,655
Goodwill, net	6,408,993	6,017,161

Total assets	$21,221,975	$18,566,247

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$805,592	$680,263
Accrued expenses	1,547,502	1,592,022
Income taxes payable	114,154	63,806
Deferred revenue	1,618,435	1,325,671

Total current liabilities	4,085,683	3,661,762
Income taxes payable	239,675	219,342
Deferred revenue	904,513	780,124
Deferred income taxes	351,910	—
Long-term convertible debt	3,450,000	3,450,000
Other liabilities	128,135	129,312

Minority interest(1)	173,347	—

Commitments and contingencies
Stockholders' equity:
Series preferred stock, par value $.01; authorized 25,000 shares, none outstanding	—	—
Common stock, par value $.01; authorized 6,000,000 shares; issued 2,098,225 and 2,122,339 shares	20,982	21,223
Additional paid-in capital	2,957,177	2,560,935
Retained earnings	8,944,555	7,798,112
Accumulated other comprehensive loss	(34,002)	(54,563)

Total stockholders' equity	11,888,712	10,325,707

Total liabilities and stockholders' equity	$21,221,975	$18,566,247

(1)	Represents minority interest in the stockholders’ equity of VMware which equaled approximately 14% of VMware’s stockholders’ equity.

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Nine Months Ended
	September 30, 2007	September 30, 2006
Cash flows from operating activities:
Cash received from customers	$9,620,908	$8,074,003
Cash paid to suppliers and employees	(7,455,043)	(6,311,034)
Dividends and interest received	182,840	198,721
Interest paid	(41,706)	(3,115)
Income taxes paid	(159,106)	(471,078)

Net cash provided by operating activities	2,147,893	1,487,497

Cash flows from investing activities:
Additions to property, plant and equipment	(501,462)	(506,054)
Capitalized software development costs	(163,350)	(152,614)
Purchases of short and long-term available for sale securities	(5,053,999)	(5,011,854)
Sales and maturities of short and long-term available for sale securities	5,871,715	6,016,126
Proceeds from the sale of EMC's interest in VMware to Cisco	150,000	—
Business acquisitions, net of cash acquired	(508,574)	(2,464,187)
Other	(10,860)	(20,860)

Net cash used in investing activities	(216,530)	(2,139,443)

Cash flows from financing activities:
Issuance of common stock from the exercise of stock options	553,319	144,602
Proceeds from the sale of VMware's common stock	1,253,533	—
Issuance of VMware's common stock from the exercise of stock options	2,760	—
Repurchase of EMC common stock	(1,102,602)	(2,464,888)
Excess tax benefits from stock based compensation	55,250	12,036
Payment of long-term and short-term obligations	(4,369)	(127,538)
Proceeds from long-term and short-term obligations	19,550	2,200,085

Net cash provided by (used in) financing activities	777,441	(235,703)

Effect of exchange rate changes on cash	9,100	23,599

Net increase (decrease) in cash and cash equivalents	2,717,904	(864,050)
Cash and cash equivalents at beginning of period	1,828,106	2,322,370

Cash and cash equivalents at end of period	$4,546,010	$1,458,320

Reconciliation of net income to net cash provided by operating activities:
Net income	$1,139,934	$838,832
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of a change in accounting principle	—	(247)
Minority interest in VMware	4,459	—
Net gain on investments, including gain on sale of VMware stock	(137,330)	—
Depreciation and amortization	669,168	555,965
In-process research and development	800	35,410
Stock-based compensation expense	271,189	299,510
Increase in provision for doubtful accounts	2,605	9,512
Deferred income taxes, net	(31,495)	(80,647)
Excess tax benefits from stock based compensation	(55,250)	(12,036)
Other	5,262	23,934
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	(188,486)	2,013
Inventories	(2,702)	(131,284)
Other assets	(125,538)	(53,473)
Accounts payable	109,594	141,775
Accrued expenses	(87,235)	(115,146)
Income taxes payable	169,065	(151,320)
Deferred revenue	407,357	121,962
Other liabilities	(3,504)	2,737

Net cash provided by operating activities	$2,147,893	$1,487,497

EMC CORPORATION

Reconciliation of Cash Flow from Operations to Free Cash Flow

(in thousands)

Unaudited

	Q1 2006	Q2 2006	Q3 2006	Q4 2006	Q1 2007	Q2 2007	Q3 2007	YTD Q3 2006	YTD Q3 2007
EMC Consolidated:
Cash flow from Operations	$637,178	$392,024	$458,295	$652,927	$808,683	$621,565	$717,645	$1,487,497	$2,147,893
Capital Expenditures	(160,520)	(155,600)	(189,934)	(212,041)	(170,526)	(153,684)	(177,252)	(506,054)	(501,462)
Capitalized Software	(48,883)	(47,191)	(56,540)	(40,281)	(51,920)	(46,126)	(65,304)	(152,614)	(163,350)

Free Cash Flow	$427,775	$189,233	$211,821	$400,605	$586,237	$421,755	$475,089	$828,829	$1,483,081

VMware within EMC:
Cash flow from Operations	$92,317	$89,475	$108,107	$100,253	$192,596	$150,119	$188,616	$289,899	$531,331
Capital Expenditures	(10,440)	(11,362)	(47,904)	(45,563)	(47,817)	(62,921)	(48,302)	(69,706)	(159,040)
Capitalized Software	(10,839)	(10,079)	(8,684)	(2,150)	(6,959)	(3,872)	(22,314)	(29,602)	(33,145)

Free Cash Flow	$71,038	$68,034	$51,519	$52,540	$137,820	$83,326	$118,000	$190,591	$339,146

EMC Information Infrastructure:
Cash flow from Operations	$544,861	$302,549	$350,188	$552,674	$616,087	$471,446	$529,029	$1,197,598	$1,616,562
Capital Expenditures	(150,080)	(144,238)	(142,030)	(166,478)	(122,709)	(90,763)	(128,950)	(436,348)	(342,422)
Capitalized Software	(38,044)	(37,112)	(47,856)	(38,131)	(44,961)	(42,254)	(42,990)	(123,012)	(130,205)

Free Cash Flow	$356,737	$121,199	$160,302	$348,065	$448,417	$338,429	$357,089	$638,238	$1,143,935

Free cash flow for VMware and EMC excludes the change in the intercompany due to/due from balances. Additionally, capital expenditures for VMware’s headquarters facilities which were reimbursed by EMC during 2006 and 2007 have been classified as VMware capital expenditures as incurred. Including the change in the intercompany due to/due from balances and excluding capital expenditures for VMware’s headquarters facilities as VMware expenditures as incurred, results in free cash flow for VMware of $76,844 for the quarter ended March 31, 2006, $38,281 for the quarter ended June 30, 2006, $130,103 for the quarter ended September 30, 2006, $109,744 for the quarter ended December 31, 2006, $81,642 for the quarter ended March 31, 2007, $49,424 for the quarter ended June 30, 2007, $133,644 for the quarter ended September 30, 2007, $85,022 for the nine months ended September 30, 2006 and $339,146 for the nine months ended September 30, 2007. Including the change in the intercompany due to/due from balances and excluding capital expenditures for VMware’s headquarters facilities as VMware expenditures as incurred, results in free cash flow for EMC Information Infrastructure of $264,710 for the quarter ended March 31, 2006, $150,952 for the quarter ended June 30, 2006, $241,924 for the quarter ended September 30, 2006, $290,861 for the quarter ended December 31, 2006, $504,595 for the quarter ended March 31, 2007, $372,331 for the quarter ended June 30, 2007, $341,445 for the quarter ended September 30, 2007, $743,807 for the nine months ended September 30, 2006 and $1,218,371 for the nine months ended September 30, 2007.

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

Revenue Components

	Q1 2006	Q2 2006	Q3 2006	YTD 2006	Q4 2006	2006	Q1 2007	Q2 2007	Q3 2007	YTD 2007
Revenues
Systems	$1,226,928	$1,151,600	$1,299,321	$3,677,849	$1,462,777	$5,140,626	$1,305,766	$1,354,438	$1,411,367	$4,071,571

Software:
Software License	621,602	681,998	736,331	2,039,931	897,485	2,937,416	806,660	867,917	921,517	2,596,094
Software Maintenance	303,202	315,189	345,650	964,041	371,163	1,335,204	382,080	400,233	426,198	1,208,511

Total Software License & Maintenance	924,804	997,187	1,081,981	3,003,972	1,268,648	4,272,620	1,188,740	1,268,150	1,347,715	3,804,605

Professional, Systems Maintenance and Other Services	396,081	423,525	431,989	1,251,595	481,471	1,733,066	478,972	500,798	539,609	1,519,379

	2,547,813	2,572,312	2,813,291	7,933,416	3,212,896	11,146,312	2,973,478	3,123,386	3,298,691	9,395,555

Other Businesses	2,874	2,211	2,015	7,100	1,678	8,778	1,527	1,286	1,063	3,876

Total Consolidated Revenues	$2,550,687	$2,574,523	$2,815,306	$7,940,516	$3,214,574	$11,155,090	$2,975,005	$3,124,672	$3,299,754	$9,399,431

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	(2.1)%	(1.1)%	0.7%	(0.8)%	1.4%	(0.2)%	2.1%	2.1%	1.8%	2.0%

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

Supplemental Revenue Data

	Q1 2006	Q2 2006	Q3 2006	YTD 2006	Q4 2006	2006	Q1 2007	Q2 2007	Q3 2007	YTD 2007
Storage systems revenue	$1,222,624	$1,147,892	$1,295,524	$3,666,040	$1,458,740	$5,124,780	$1,302,741	$1,347,357	$1,405,139	$4,055,237
Storage software license revenue	446,720	493,002	524,679	1,464,401	550,856	2,015,257	486,558	512,521	515,056	1,514,135
Storage maintenance and services revenue	583,010	610,015	619,496	1,812,521	656,020	2,468,541	637,629	668,140	703,092	2,008,861

Total Storage revenue	$2,252,354	$2,250,909	$2,439,699	$6,942,962	$2,665,616	$9,608,578	$2,426,928	$2,528,018	$2,623,287	$7,578,233

Content Management and Archiving systems revenue	$4,304	$3,708	$87	$8,099	$522	$8,621	$68	$1,708	$1,485	$3,261
Content Management and Archiving Software license revenue	83,038	75,161	59,092	217,291	106,302	323,593	68,472	69,046	79,247	216,765
Content Management and Archiving maintenance and services revenue	79,978	87,253	90,173	257,404	96,172	353,576	103,658	102,848	108,580	315,086

Total Content Management and Archiving revenue	$167,320	$166,122	$149,352	$482,794	$202,996	$685,790	$172,198	$173,602	$189,312	$535,112

Security systems revenue	$—	$—	$3,710	$3,710	$3,515	$7,225	$2,958	$5,373	$4,743	$13,074
Security software license revenue	—	—	27,084	27,084	76,835	103,919	81,934	81,300	82,979	246,213
Security maintenance and services revenue	—	—	6,961	6,961	33,581	40,542	34,969	38,282	45,142	118,393

Total Security revenue	$—	$—	$37,755	$37,755	$113,931	$151,686	$119,861	$124,955	$132,864	$377,680

VMware software license revenue	$91,844	$113,835	$125,476	$331,155	$163,492	$494,647	$169,696	$205,050	$244,235	$618,981
VMware maintenance and services revenue	39,169	43,657	63,024	145,850	68,539	214,389	86,322	93,047	110,056	289,425

Total VMware revenue	$131,013	$157,492	$188,500	$477,005	$232,031	$709,036	$256,018	$298,097	$354,291	$908,406